THE LIBERTY FUNDS
                            THE LIBERTY NEWPORT FUNDS
                         LIBERTY TAX-MANAGED GROWTH FUND
                         LIBERTY TAX-MANAGED VALUE FUND
                       LIBERTY TAX-MANAGED GROWTH FUND II
                      LIBERTY FLOATING RATE ADVANTAGE FUND
                       LIBERTY INVESTMENT GRADE BOND FUND
                          RULE 12b-1 DISTRIBUTION PLAN
                                 AUGUST 1, 2000

      Each Massachusetts Business Trust (Trust) designated in Appendix 1 as revised from time to time, acting severally, adopts the following distribution plan (the Plan) pursuant to Rule 12b-1 (the Rule) under the Investment Company Act of 1940 (Act) on behalf of each Fund in that Trust.

I.    A.    PLANS APPLYING TO CLASS A, B AND C SHARES

      Except as indicated below, each Fund having Class A, B or C Shares shall pay a service fee at the annual rate of 0.25% of the net assets of its Class A, B and C Shares, and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C Shares.

      LIBERTY MONEY MARKET FUND AND LIBERTY TAX-EXEMPT MONEY MARKET FUND do not pay a service fee on Class A shares.

      LIBERTY CALIFORNIA TAX-EXEMPT FUND, LIBERTY CONNECTICUT TAX-EXEMPT FUND, LIBERTY FLORIDA TAX-EXEMPT FUND, LIBERTY MASSACHUSETTS TAX-EXEMPT FUND, LIBERTY MICHIGAN TAX-EXEMPT FUND, LIBERTY MINNESOTA TAX-EXEMPT FUND, LIBERTY NEW YORK TAX-EXEMPT FUND, LIBERTY NORTH CAROLINA TAX-EXEMPT FUND AND LIBERTY OHIO TAX-EXEMPT FUND each pays a service fee at the annual rates of:
      (A) 0.10% of the net assets attributable to its outstanding Class A and Class B Shares issued prior to December 1, 1994, and
      (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

      THE LIBERTY FUND AND LIBERTY SELECT VALUE FUND each pays a service fee at the annual rates of:
      (A) 0.15% of the net assets attributable to its outstanding Class A and B Shares issued prior to April 1, 1989, and
      (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

      LIBERTY STRATEGIC INCOME FUND pays a service fee at the annual rates of:
      (A) 0.15% of its net assets attributable to its outstanding Class A and B Shares issued prior to January 1, 1993, and
      (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

      LIBERTY SHORT TERM GOVERNMENT FUND AND LIBERTY INTERMEDIATE TAX-EXEMPT FUND each pays a service fee at the annual rate of 0.20% of the net assets of its Class A, B and C Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B and C Shares.

      LIBERTY STRATEGIC BALANCED FUND, LIBERTY NEWPORT EUROPE FUND AND LIBERTY FLOATING RATE ADVANTAGE FUND each pays an annual distribution fee not exceeding 0.10% of the average net assets of its Class A Shares.

      LIBERTY FLOATING RATE ADVANTAGE FUND AND LIBERTY INVESTMENT GRADE BOND FUND each pays an annual distribution fee not exceeding 0.45% of the average net assets of its Class B Shares and 0.60% of the average net assets of its Class C Shares.

      LIBERTY TAX-MANAGED VALUE FUND AND LIBERTY TAX-MANAGED AGGRESSIVE GROWTH FUND each pays an annual distribution fee not exceeding 0.05% of the average net assets of its Class A Shares.

B.    PLANS APPLYING TO OTHER CLASSES OF SHARES

LIBERTY TAX-MANAGED GROWTH FUND:

      CLASS E SHARES. Class E shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.10% of the average daily net assets of the Class.

      CLASS F SHARES. Class F Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

LIBERTY STRATEGIC INCOME FUND AND LIBERTY NEWPORT JAPAN OPPORTUNITIES FUND:

      CLASS J SHARES. Class J Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.35% of the average daily net assets of the Class for Colonial Strategic Income Fund and a distribution fee at the annual rate of 0.25% of the average daily net assets of the Class for Newport Japan Opportunities Fund.

LIBERTY NEWPORT JAPAN OPPORTUNITIES FUND:

      CLASS N SHARES. Class N Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

THE FOLLOWING FUNDS DO NOT HAVE 12b-1 PLANS FOR THE SPECIFIED CLASSES OF SHARES:

      LIBERTY CONTRARIAN SMALL-CAP FUND, LIBERTY CONTRARIAN EQUITY FUND, LIBERTY CONTRARIAN BALANCED FUND, LIBERTY CONTRARIAN INCOME FUND:
Class I Shares.

      LIBERTY NEWPORT TIGER FUND: Class T and Class Z Shares.

      LIBERTY STRATEGIC INCOME FUND, LIBERTY INCOME FUND, LIBERTY INTERMEDIATE GOVERNMENT FUND, LIBERTY FEDERAL SECURITIES FUND, LIBERTY NEWPORT GREATER CHINA FUND, LIBERTY NEWPORT INTERNATIONAL EQUITY FUND, LIBERTY REAL ESTATE FUND, LIBERTY COUNSELOR INCOME PORTFOLIO, LIBERTY COUNSELOR BALANCED PORTFOLIO, LIBERTY COUNSELOR GROWTH PORTFOLIO, LIBERTY NEWPORT ASIA PACIFIC FUND, LIBERTY SMALL-CAP VALUE FUND, LIBERTY GROWTH & INCOME FUND, THE LIBERTY FUND, LIBERTY HIGH YIELD SECURITIES FUND, LIBERTY UTILITIES FUND, LIBERTY VALUE FUND, LIBERTY SELECT VALUE FUND, LIBERTY TAX-MANAGED GROWTH FUND, LIBERTY NEWPORT JAPAN OPPORTUNITIES FUND, LIBERTY TAX-MANAGED VALUE FUND, LIBERTY NEWPORT EUROPE FUND, LIBERTY FLOATING RATE ADVANTAGE FUND, LIBERTY TAX-MANAGED GROWTH FUND II, LIBERTY INVESTMENT GRADE BOND FUND AND LIBERTY TAX-MANAGED AGGRESSIVE GROWTH
FUND: Class Z Shares.

II.   PAYMENTS OF FEES UNDER THE PLAN

      Each Fund shall make all payments of service and distribution fees under this Plan to Liberty Funds Distributor, Inc. (LFDI) monthly, on the 20th day of each month or, if such day is not a business day, on the next business day thereafter. No Fund shall pay, nor shall LFDI be entitled to receive, any amount under this Plan if such payment would result in LFDI receiving amounts in excess of those permitted by applicable law or by rules of the National Association of Securities is Dealers, Inc.

III.  USE OF FEES.

      LFDI may pay part or all of the service and distribution fees it receives from a Fund as commissions to financial service firms that sell Fund Shares or as reimbursements to financial service firms or other entities that provide shareholder services to record or beneficial owners of shares (including third party administrators of qualified plans). This provision does not obligate LFDI to make any such payments nor limit the use that LFDI may make of the fees it receives.

IV.   REPORTING

      LFDI shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

V.    OTHER PAYMENTS AUTHORIZED

      Payments by the Trust to LFDI and its affiliates (including Colonial Management Associates, Inc.) other than as set forth in Section I which may be indirect financing of distribution costs are authorized by this Plan.

VI.   CONTINUATION; AMENDMENT; TERMINATION

      This Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to any Class of Shares at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

                        Approved by the Trustees as of the date set forth above:

                              By: _____________________________________
                                    Nancy L. Conlin, Secretary For Each Trust

                   APPENDIX 1 TO RULE 12B-1 DISTRIBUTION PLAN


Trust                            Series
-----                            ------
Liberty Funds Trust I
                                 Liberty High Yield Securities Fund
                                 Liberty Income Fund
                                 Liberty Strategic Income Fund
                                 Liberty Tax-Managed Growth Fund
                                 Liberty Tax-Managed Value Fund
                                 Liberty Tax-Managed Growth Fund II
                                 Liberty Tax-Managed Aggressive Growth Fund

Liberty Funds Trust II
                                 Liberty Money Market Fund
                                 Liberty Intermediate Government Fund
                                 Liberty Short Term Government Fund
                                 Liberty Newport Japan Opportunities Fund
                                 Liberty Newport Greater China Fund
                                 Stein Roe Small Cap Tiger Fund

Liberty Funds Trust III
                                 Liberty Select Value Fund
                                 The Liberty Fund
                                 Liberty Federal Securities Fund
                                 Liberty Newport Global Equity Fund
                                 Liberty Newport International Equity Fund
                                 Liberty Strategic Balanced Fund
                                 Liberty Newport Global Utilities Fund
                                 Liberty Contrarian Small-Cap Fund
                                 Liberty Special Fund
                                 Liberty Contrarian Equity Fund
                                 Liberty Real Estate Fund
                                 Liberty Contrarian Balanced Fund
                                 Liberty Oregon Tax-Free Fund
                                 Liberty Contrarian Income Fund
                                 Liberty Contrarian Fund
Liberty Funds Trust IV
                                 Liberty High Yield Municipal Fund
                                 Liberty Intermediate Tax-Exempt Fund
                                 Liberty Tax-Exempt Fund
                                 Liberty Tax-Exempt Insured Fund
                                 Liberty Tax-Exempt Money Market Fund
                                 Liberty Utilities Fund
                                 Liberty Counselor Income Portfolio
                                 Liberty Counselor Balanced Portfolio
                                 Liberty Counselor Growth Portfolio

Liberty Funds Trust V
                                    Liberty Massachusetts Tax-Exempt Fund
                                    Liberty Connecticut Tax-Exempt Fund
                                    Liberty California Tax-Exempt Fund
                                    Liberty Michigan Tax-Exempt Fund
                                    Liberty Minnesota Tax-Exempt Fund
                                    Liberty New York Tax-Exempt Fund
                                    Liberty North Carolina Tax-Exempt Fund
                                    Liberty Ohio Tax-Exempt Fund
                                    Liberty Florida Tax-Exempt Fund

Liberty Funds Trust VI
                                    Liberty Growth & Income Fund
                                    Liberty Small-Cap Value Fund
                                    Liberty Value Fund
                                    Liberty Newport Asia Pacific Fund

Liberty Funds Trust VII
                                    Liberty Newport Tiger Fund
                                    Liberty Newport Europe Fund


Liberty Floating Rate Advantage Fund

Liberty Investment Grade Bond Fund